Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Michael Fagan, Principal Financial Officer of Man Investments (USA) Corp. in its capacity as the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending March 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 13, 2015	/s/ Michael Fagan
Michael Fagan
Principal Financial Officer of Man Investments (USA) Corp.
in its capacity as the General Partner of the Partnership

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